Exhibit 99.1

                             Joint Filing Agreement
                                       For
              Series 18 Beneficial Assignee Certificates ("Units")
                                       Of
             Boston Capital Tax Credit Fund III L.P. ("Partnership")


     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including any amendments thereto) with respect to the Units of the Partnership beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement on the dates indicated.


                EVEREST PROPERTIES II, LLC


                By:  /s/ W. ROBERT KOHORST                    September 24, 2002
                     --------------------------
                     W. Robert Kohorst
                     President


                /s/ W. ROBERT KOHORST                         September 24, 2002
                --------------------------
                W. Robert Kohorst